Performance Food Group Company
Richmond, Virginia

Gentlemen:

Re: Registration Statements Nos. 333-12223, 33-72400, 333-78229,
333-24679 and 333-68877


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated
August 3, 1999 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and I I of the Act.

                              Very truly yours,

                               /s/ KPMG LLP


Richmond, Virginia
August 13, 1999